Exhibit 99.1

Press Contact:

Christen Graham or Cathleen Porter

Warner Communications

Phone: (978) 526-1960

christen@warnerpr.com or cathleen@warnerpr.com

Investor inquiries:

Andrea Clegg

NightHawk Radiology Holdings, Inc.

866-402-4295 or 208-292-2818

aclegg@nighthawkrad.net

NightHawk Radiology Holdings, Inc. Announces Appointment of Charles

Bland to the Board of Directors; New Board Composition Results in

Compliance with Nasdaq Listing Requirements

Coeur d’Alene, Idaho, April 9, 2007 – NightHawk Radiology Holdings, Inc. (NASDAQ: NHWK), a leading provider of radiology solutions to radiology groups and hospitals throughout the United States, today announced that Mr. Charles R. Bland has been appointed as an independent member of the company’s Board of Directors. The company also announced today that it has accepted the resignation of Mr. Christopher Huber from the Board of Directors.

With these changes, the company has regained compliance with Nasdaq Marketplace Rules 4350(c) and (d), which require that the company’s Board of Directors consist of a majority of independent directors and that its audit committee have at least three independent directors.

In addition to being an independent member of the Board of Directors, Mr. Bland will also serve as the Chairman of the company’s Audit Committee and as the Audit Committee’s financial expert.

“We are very excited to have Chuck join the NightHawk board and look forward to working with him in the future,” said Dr. Paul Berger, Chairman and Chief Executive Officer. “Chuck’s extensive professional experience and financial expertise will be incredibly valuable as we continue to manage our growth, seize new opportunities and comply with the requirements of Sarbanes-Oxley.”

“I am very excited to be joining NightHawk’s board at this phase in the company’s growth,” said Mr. Bland. “There are a lot of exciting opportunities for NightHawk and I am looking forward to helping NightHawk both with its compliance efforts as Chairman of the Audit Committee and also with its strategy and vision to be the leading healthcare service provider to radiology groups across the United States.”

Mr. Bland brings a breadth of experience and talent to the company. He currently serves as the Chief Financial Officer of Sirenza Microdevices, Inc. and previously as its Chief Operating Officer. Mr. Bland has also served in many senior positions including the President and Chief Executive Officer of Vari-L Company, Inc. and the President of Growzone, Inc., a software company focused on the horticultural industry.

Mr. Bland received his B.S., Accounting and Finance, degree from Ohio State University and his M.B.A. from the Sloan School, Massachusetts Institute of Technology.

About NightHawk

NightHawk Radiology (Nasdaq: NHWK), headquartered in Coeur d’Alene, Idaho, is the nation’s leading provider of professional radiology solutions. NightHawk is leading the transformation of the professional practice of radiology by providing high-quality, cost-effective radiology services to radiology groups and hospitals throughout the United States. NightHawk’s suite of solutions, including its advanced, proprietary workflow technology, is reshaping the way radiology groups practice by increasing efficiencies and improving the quality of patient care. With its team of U.S. board certified, state-licensed and hospital-privileged physicians, NightHawk services medical groups twenty-four hours a day, seven days a week at over 1,300 hospitals in the U.S. from centralized facilities located in the United States, Australia and Switzerland.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including statements regarding NightHawk’s future success and Mr. Bland’s contribution to the company’s organization. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Other factors that could cause operating and financial results to differ are described in NightHawk’s periodic reports filed with the Securities and Exchange Commission. Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

“NHWKF”